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                                                     Exhibit 23-A



                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sprint Corporation Management Incentive Stock Option Plan of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP



Kansas City, Missouri
December 18, 1995